EXHIBIT 7

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christophe de Margerie, Patrick de La Chevardière and Jérôme Schmitt, acting jointly or any of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form F-6 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of depositary shares evidenced by American depositary receipts of TOTAL S.A., and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.  This power of attorney may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 12th day of January, 2011.

/s/ Christophe de Margerie	/s/ Patrick de La Chevardière
Christophe de Margerie	Patrick de La Chevardière
Chairman and Chief Executive Officer (Principal Executive Officer)	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Dominique Bonnet	_____________________________
Dominique Bonnet	Patrick Artus
Chief Accounting Officer (Principal Financial Officer)	Director

/s/ Patricia Barbizet	____________________________
Patricia Barbizet	Daniel Bouton
Director	Director

/s/ Gunnar Brock	/s/ Claude Clément
Gunnar Brock	Claude Clément
Director	Director

/s/ Bertrand Collomb	/s/ Paul Desmarais Jr.
Bertrand Collomb	Paul Desmarais Jr.
Director	Director

/s/ Thierry Desmarest	/s/ Bertrand Jacquillat
Thierry Desmarest	Bertrand Jacquillat
Director	Director

/s/ Anne Lauvergeon	____________________________
Anne Lauvergeon	Lord Levene of Portsoken
Director	Director

/s/ Claude Mandil	/s/ Michel Pébereau
Claude Mandil	Michel Pébereau
Director	Director

/s/ Thierry de Rudder	/s/ Robert Hammond
Thierry de Rudder	Robert Hammond
Director	Authorized Representative in the United States